                                                                 EXHIBIT 23.2



The Partners
USAA Real Estate Income Investments I Limited Partnership
USAA Real Estate Income Investments II Limited Partnership
USAA Income Properties III Limited Partnership
USAA Income Properties IV Limited Partnership:


We consent to the use of our reports dated January 29, 1997 and February 3, 1997 on the financial statements and financial statement schedules of USAA Real Estate Income Investments I Limited Partnership and USAA Income Properties III Limited Partnership, respectively, and the report dated January 31, 1997 on the consolidated financial statements and financial statement schedules of USAA Income Properties IV Limited Partnership as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, and the report dated August 1, 1996 on the financial statements and financial statement schedules of USAA Real Estate Income Investments II Limited Partnership as of June 30, 1996 and 1995, and for each of the years in the three-year period ended June 30, 1996, included herein and to the reference to our firm under the heading "Experts" in the joint proxy statement/prospectus.



KPMG Peat Marwick LLP


San Antonio, Texas
July 21, 1997